UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2013
Accretive Health, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34746	02-0698101

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois	60611

(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a) Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On March 4, 2013, the Audit Committee of the Board of Directors of Accretive Health, Inc. (the "Company"), based on the recommendation of management and after consultation with the Company's independent registered public accounting firm, determined that the Company will restate its previously issued financial statements. The Company believes, based on information available to date, that it will restate its financial statements for the years ended December 31, 2010 and 2011 and the quarterly periods within these years commencing with the second quarter of 2010, as well as the first three quarterly periods of the year ended December 31, 2012. The Company is still assessing whether restatement will be required for prior periods. Accordingly, investors should not rely on the Company's financial statements for the years ended December 31, 2009, 2010 and 2011 and the quarterly periods within those years, and for the first three quarterly periods for the year ended December 31, 2012 and any of the Company's other prior financial statements.
The Company has concluded that the timing of revenue recognition under certain managed service contracts was incorrect. Accordingly, the Company will revise its financial statements to correct these errors. The Company believes, based on information available to date, that the restatement will have no impact on total revenue recognized over the life of each managed service contract that is currently in effect and managed service contracts discontinued prior to 2012. The Company is still evaluating the impact, if any, of the restatement on total revenue recognized over the life of managed service contracts that were discontinued in 2012; however, the Company believes, based on information available to date, that due to changes in timing of revenue recognition, certain amounts of bad debt expense related to such contracts may instead be accounted for as reduced revenue after restatement. Furthermore, the Company believes, based on information available to date, that the restatement will (1) have no impact on the timing or magnitude of cash flows from operations, (2) reflect deferred timing of revenue recognition leading to an increase in deferred revenue or other liabilities reported in prior periods, and (3) lead to increases in revenue recognized in future periods.
Although the Company cannot at this time estimate when it will file its restated financial statements and its Annual Report on Form 10-K for the year ended December 31, 2012, it is diligently pursuing completion of the restatement and intends to file the Form 10-K as soon as reasonably practicable.
Safe Harbor Statement
This Form 8-K contains forward-looking statements, including the Company's statements regarding the anticipated periods and consequences of the restatement of the Company's financial statements described above. All forward-looking statements contained in this Form 8-K involve risks and uncertainties. Our actual results and outcomes could differ materially from those anticipated in these forward-looking statements as a result of various factors, including the possibility that the restatement could have unanticipated consequences and the factors set forth in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, filed with the SEC on November 8, 2012, under the heading “Risk Factors”. The words “strive,” “objective,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that the expectations underlying any of our forward-looking statements are reasonable, these expectations may prove to be incorrect and all of these statements are subject to risks and uncertainties. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections, or expectations prove incorrect, actual results, performance, financial condition, or events may vary materially and adversely from those anticipated, estimated, or expected.
All forward-looking statements included in this Form 8-K are expressly qualified in their entirety by these cautionary statements. We wish to caution readers not to place undue reliance on any forward-looking statement that speaks only as of the date made and to recognize that forward-looking statements are predictions of future results, which may not occur as anticipated. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the uncertainties and factors described above, as well as others that we may consider immaterial or do not anticipate at this time. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations may prove correct. Our expectations reflected in our forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown uncertainties and factors, including those described above. The risks and uncertainties described above are not exclusive, and further information concerning us and our business, including factors that potentially could materially affect our financial results or condition or relationships with customers and potential customers, may emerge from time to time. We assume no, and we specifically disclaim any, obligation to update, amend, or clarify forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements. We advise you, however, to consult any further disclosures we make on related subjects in our periodic reports that we file with or furnish to the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCRETIVE HEALTH, INC.
Date:	March 8, 2013	By:	/s/ John T. Staton
John T. Staton
Chief Financial Officer and Treasurer